                            NTL COMMUNICATIONS CORP.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (IN MILLIONS)

                                         NTL
                                 COMMUNICATIONS CORP.     CONSUMERCO
                                     (HISTORICAL)        (HISTORICAL)    ADJUSTMENTS           PRO FORMA
                                 --------------------    ------------    -----------           ---------
REVENUES.......................       $ 2,484.2             $ 469.2                            $ 2,953.4
COSTS AND EXPENSES
Operating expenses.............         1,223.2               195.1                              1,418.3
Selling, general and
  administrative expenses......           969.1               199.2                              1,168.3
Other charges..................            92.7                  --                                 92.7
Corporate expenses.............            23.7                  --                                 23.7
Depreciation and
  amortization.................         1,700.7               191.8        $ 366.9      A        2,259.4
                                      ---------             -------        -------             ---------
                                        4,009.4               586.1          366.9               4,962.4
                                      ---------             -------        -------             ---------
Operating loss.................        (1,525.2)             (116.9)        (366.9)             (2,009.0)
OTHER INCOME (EXPENSE)
Interest income and other,
  net..........................           (56.5)                1.7            4.5      B          (50.3)
Interest expense...............          (886.3)             (132.3)         (29.6)     C       (1,048.2)
                                      ---------             -------        -------             ---------
Loss before income taxes.......        (2,468.0)             (247.5)        (392.0)             (3,107.5)
Income tax benefit
  (provision)..................            79.9                54.1                                134.0
                                      ---------             -------        -------             ---------
Net (loss).....................       $(2,388.1)            $(193.4)       $(392.0)            $(2,973.5)
                                      =========             =======        =======             =========

A. Depreciation and Amortization:                             ConsumerCo
                                                              ----------
For the year ended December 31, 2000
  Intangibles (10 years)....................................  $    366.9
                                                              ==========

B. Interest Income (using 4.867%):
For the year ended December 31, 2000
  Reduction of interest income on cash on hand used.........  $     (2.1)
  Interest income on excess cash from Bank financing........         6.6
                                                              ----------
                                                              $      4.5
                                                              ==========
C. Interest Expense:
For the year ended December 31, 2000
  Reduction of interest expense for debt not assumed........  $     91.4
  Interest on Bank Financing at 8.28%.......................      (121.0)
                                                              ----------
                                                              $    (29.6)
                                                              ==========

EXHIBIT 99.7

                               NTL (CWC HOLDINGS)

            FINANCIAL STATEMENTS AS OF DECEMBER 31, 2000 AND FOR THE
                      SEVEN MONTHS ENDED DECEMBER 31, 2000

Report of Independent Auditors..............................  F-2
Consolidated Balance Sheet as of December 31, 2000..........  F-3
Consolidated Statement of Operations for the seven months
  ended December 31, 2000...................................  F-4
Consolidated Statement of Shareholders' Equity for the seven months ended December 31, 2000............................  F-5
Consolidated Statement of Cash Flows for the seven months
  ended December 31, 2000...................................  F-6
Notes to Consolidated Financial Statements..................  F-7

To: The Board of Directors
    ntl (CWC Holdings)

     We have audited the accompanying consolidated balance sheet of ntl (CWC Holdings) as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for the seven months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ntl (CWC Holdings) at December 31, 2000, and the consolidated results of its operations and its consolidated cash flows for the seven months then ended in conformity with accounting principles generally accepted in the United States.

                                          /s/ ERNST & YOUNG

London, England
May 3, 2001

                               NTL (CWC HOLDINGS)

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2000
          (EXPRESSED IN MILLIONS OF POUND STERLING, EXCEPT SHARE DATA)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents...................................  L   24
Accounts receivable, net of allowance for doubtful accounts
  of L32....................................................      87
Affiliate receivable........................................      59
Prepaid expenses............................................      36
                                                              ------
Total current assets........................................     206
Investment in affiliates....................................       2
Fixed assets, net of accumulated depreciation of L182.......   3,297
Intangible assets, net of accumulated amortization of
  L350......................................................   5,568
Other assets................................................      28
                                                              ------
Total assets................................................  L8,895
                                                              ======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable............................................  L   64
Accrued expenses and other current liabilities..............     368
Taxes, other than income taxes..............................       6
Deferred revenue............................................      29
Amounts owed to affiliates..................................     147
Current portion of long-term debt...........................       5
                                                              ------
Total current liabilities...................................     619
3.5% Unsecured Convertible Loan Notes due 2001..............      --
Amount owed to affiliate....................................   2,488
Long-term debt..............................................      10
                                                              ------
Total liabilities...........................................   3,117
Commitments and contingencies
Minority interests..........................................       9
Shareholders' equity:
Share capital
Ordinary shares -- L1.32 nominal value. Authorized 1,625
  million shares; issued and outstanding 1,497 million
  shares....................................................   1,976
Additional paid-in capital..................................   4,336
Retained earnings (deficit).................................    (543)
                                                              ------
Total shareholders' equity..................................   5,769
                                                              ------
Total liabilities and shareholders' equity..................  L8,895
                                                              ======

   The accompanying notes are an integral part of these financial statements.

                               NTL (CWC HOLDINGS)

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      SEVEN MONTHS ENDED DECEMBER 31, 2000
                   (EXPRESSED IN MILLIONS OF POUNDS STERLING)

REVENUES:
Consumer telecommunications and television..................  L 362
Business telecommunications.................................     42
                                                              -----
                                                                404
COSTS AND EXPENSES:
Operating expenses..........................................   (191)
Selling, general and administrative expenses................   (142)
Restructuring costs.........................................     (7)
Depreciation and amortization...............................   (532)
                                                              -----
Operating loss..............................................   (468)
Interest payable to affiliates..............................    (89)
Interest payable to third parties...........................     (1)
                                                              -----
Loss before minority interests and income taxes.............   (558)
Income tax benefit..........................................     13
                                                              -----
Loss after income taxes and before minority interests.......   (545)
Minority interests..........................................      2
                                                              -----
Net loss....................................................  L(543)
                                                              -----

   The accompanying notes are an integral part of these financial statements.

                               NTL (CWC HOLDINGS)

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                  FOR THE SEVEN MONTHS ENDED DECEMBER 31, 2000
       (EXPRESSED IN MILLIONS OF POUNDS STERLING EXCEPT NUMBER OF SHARES)

                                                ORDINARY
                                              SHARES L1.32
                                              NOMINAL VALUE
                                                NUMBER OF       ORDINARY      ADDITIONAL   RETAINED
                                                 SHARES       SHARES L1.32     PAID IN     EARNINGS
                                               (MILLIONS)     NOMINAL VALUE    CAPITAL     (DEFICIT)   TOTAL
                                              -------------   -------------   ----------   ---------   ------
Balance at beginning of period..............      1,496          L1,976         L4,334       L  --     L6,310
Net loss for the period.....................         --              --             --        (543)      (543)
Conversion of 5% Unsecured Convertible Loan
  Notes.....................................          1              --              2          --          2
                                                  -----          ------         ------       -----     ------
Balance at end of period....................      1,497          L1,976         L4,336       L(543)    L5,769
                                                  =====          ======         ======       =====     ======

   The accompanying notes are an integral part of these financial statements.

                               NTL (CWC HOLDINGS)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      SEVEN MONTHS ENDED DECEMBER 31, 2000
                   (EXPRESSED IN MILLIONS OF POUNDS STERLING)

OPERATING ACTIVITIES
Net loss....................................................  L(543)
Adjustment to reconcile net loss to net cash provided by
  operating activities:
Minority interests..........................................     (2)
Depreciation and amortization...............................    532
Deferred income taxes.......................................    (13)
Provision for losses on accounts receivable.................     (1)
Changes in operating assets and liabilities:
Accounts receivable.........................................    (10)
Prepaid expenses............................................     (3)
Other assets................................................     16
Accounts payable............................................     (5)
Accrued expenses and other current liabilities..............    119
Deferred revenue............................................      9
                                                              -----
Net cash provided by operating activities...................     99
                                                              -----
INVESTING ACTIVITIES
Purchase of fixed assets....................................   (304)
                                                              -----
Net cash used in investing activities.......................   (304)
                                                              -----
FINANCING ACTIVITIES
Increase in loans from affiliate............................    200
Repayment of debt...........................................     (8)
                                                              -----
Net cash used by financing activities.......................    192
                                                              -----
Decrease in cash and cash equivalents.......................    (13)
Cash and cash equivalents at beginning of period............     37
                                                              -----
Cash and cash equivalents at end of period..................  L  24
                                                              =====
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid during the period, net of amounts
  capitalized...............................................  L   6
                                                              =====
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
Conversion of 5% Unsecured Convertible Loan Notes...........  L   2
                                                              =====

   The accompanying notes are an integral part of these financial statements.

                               NTL (CWC HOLDINGS)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      SEVEN MONTHS ENDED DECEMBER 31, 2000
                   (EXPRESSED IN MILLIONS OF POUNDS STERLING)

1 ORGANIZATION AND NATURE OF BUSINESS

     ntl (CWC Holdings), formerly Cable & Wireless Communications (Holdings) plc (the "Company"), was incorporated on February 4, 2000. On May 12, 2000, the Company acquired the entire issued share capital of ntl (CWC) Limited, formerly Cable & Wireless Communications plc.

     The Company, an unlimited company registered in England and Wales, is a wholly owned subsidiary of NTL Incorporated ("NTL"). NTL acquired the Company on May 30, 2000. On February 21, 2001, as part of a corporate restructuring, the Company's immediate parent became NTL Group Limited.

     The Company, through its subsidiaries, owns and operates broadband communication networks for telephone, cable television and internet services in the United Kingdom. The Company offers telephony, cable television, internet access and interactive services to its consumer customers and telephony services to its business customers. These broadband cable and local telecommunications network currently passes in excess of four million residences and business establishments within its 47 franchise areas.

2 SIGNIFICANT ACCOUNTING POLICIES

  a) Basis of accounting

     The financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP") and are expressed in Pounds Sterling. These financial statements have been prepared for the period post NTL's acquisition from May 31, 2000 to December 31, 2000. The purchase price accounting of the Company by NTL has been pushed down into these financial statements in accordance with SEC requirements.

     Use of estimates

     The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Principles of consolidation

     The consolidated financial statements include the accounts of ntl (CWC Holdings) and subsidiaries. The results of subsidiaries acquired or disposed of during the period are included from the date of their acquisition or up to the date of their disposal. Significant intercompany accounts and transactions have been eliminated in consolidation.

  b) Revenue recognition

     Revenue, which excludes United Kingdom value added tax, represents the amount receivable in respect of services provided to customers in each period and is recognized as follows:

Telephony

     Revenue is recognized in respect of services provided to customers as the service is used. At the end of each quarter, adjustments are recorded to defer revenue with respect to services invoiced in advance and to accrue for unbilled services.

                               NTL (CWC HOLDINGS)

                      SEVEN MONTHS ENDED DECEMBER 31, 2000
                   (EXPRESSED IN MILLIONS OF POUNDS STERLING)

Cable television

     Revenue is recognized in respect of services provided to customers as the service is used. At the end of each quarter, adjustments are recorded to defer revenue with respect to services invoiced in advance and to accrue for unbilled services.

Rentals

     Revenue is recognized in respect of line rentals and rental equipment provided to customers on a straight-line basis over the term of the rental agreement. At the end of each quarter, adjustments are recorded to defer revenue with respect to rentals invoiced in advance and to accrue for unbilled rental income.

Installations

     Installation fees are recognized as revenue whenever the cost of installation exceeds the installation fee. Where the installation fee exceeds the cost of installation, the excess is deferred and recognized as revenue over the expected life of the contract.

  c) Interconnection with other operators

     When traffic is carried by operators of other national and international telecommunications networks, the charges incurred are matched with the associated revenues. All charges payable to, or by, other telecommunications companies are negotiated separately and are subject to continuous review.

  d) Intangible assets

     Intangible assets include goodwill, customer lists and other intangibles. Goodwill is calculated as the excess of the purchase price over the fair value of net tangible and identifiable intangible assets acquired in business combinations accounted for as purchases. Goodwill is amortized on a straight-line basis over periods benefited up to 10 years. Customer lists represent the portion of the purchase price allocated to the value of the customer base. Customer lists are amortized on a straight-line basis over periods benefited up to 5 years. Other intangibles include the portion of the purchase price allocated to the value of the workforce in place. Workforce in place is amortized over the period benefited of up to four years.

     The Company periodically reviews events and changes in circumstances to determine whether the recoverability of the carrying value of goodwill should be reassessed. An impairment assessment is performed whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value (determined using expected future discounted cash flows) and the carrying value of the asset.

  e) Fixed assets

     Fixed assets are recorded at cost, which includes amounts capitalized for labor and overhead expended in connection with the design and installation of operating equipment.

     Capitalization of interest

     Interest is capitalized as a component of the cost of fixed assets constructed.

                               NTL (CWC HOLDINGS)

                      SEVEN MONTHS ENDED DECEMBER 31, 2000
                   (EXPRESSED IN MILLIONS OF POUNDS STERLING)

     Depreciation

     Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:

Land and buildings:               Lives
freehold buildings                40 years
leasehold land and buildings      up to 40 years or term of lease if
                                  less
leasehold improvements            remaining term of lease or expected
                                  useful life of the improvements if
                                  less
Communications network plant and equipment:
ducting and network construction  10 to 40 years
electronic equipment and cabling  10 to 20 years
other network plant and
  equipment                       6 to 25 years
Non-network plant and equipment   3 to 10 years

     Freehold land, where the cost is distinguishable from the cost of the building thereon, is not depreciated.

     The Company periodically reviews the recoverability of the carrying value of these assets using the same methodology that it uses for the evaluation of its intangible assets.

  f) Leased assets

     All leases are operating leases and the annual rentals are charged to the statement of operations on a straight-line basis over the lease term.

  g) Cash equivalents

     Cash equivalents are short-term highly liquid investments purchased with a maturity of three months or less. Cash equivalents were L1 at December 31, 2000, which consisted of bank time deposits.

  h) Deferred taxation

     Deferred taxes are determined based on the difference between the tax basis of an asset or liability and its reported amount in the financial statements. A deferred tax liability or asset is recorded using the enacted tax rates expected to apply to taxable income in the period in which the deferred tax liability or asset is expected to be settled or realized. Future tax benefits attributable to these differences, if any, are recognizable to the extent that realization of such benefits is more likely than not.

  i) Pensions

     Defined contribution schemes

     Where ntl (CWC Holdings) companies participate in defined contribution pension schemes for their employees, the pension costs charged to the statement of operations represent contributions payable during the period.

     Defined benefit schemes

     The Company also participates in a defined benefit pension scheme operated by Cable and Wireless plc for certain employees. This scheme has been accounted for as a multi-employer plan under the provisions of

                               NTL (CWC HOLDINGS)

                      SEVEN MONTHS ENDED DECEMBER 31, 2000
                   (EXPRESSED IN MILLIONS OF POUNDS STERLING)

SFAS No 87, "Employers' Accounting for Pensions". The pension costs charged to the statement of operations therefore represent contributions payable during the period.

  j) Loss contingencies

     An estimated loss from a loss contingency is recognized through a charge to income if information available prior to the issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and the amount of loss can be reasonably estimated.

  k) Stock based compensation

     As permitted by SFAS No 123, "Accounting for Stock-Based Compensation", the Company applies APB Opinion No 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock option plans.

  l) Advertising expenditure

     The Company charges the cost of advertising to expense as incurred. Advertising costs were L29 in the seven months ended December 31, 2000.

3 RECENT ACCOUNTING PRONOUNCEMENTS

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements". SAB 101 provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB 101 was required to be adopted retrospectively to January 1, 2000. The adoption of SAB 101 by the Company on May 31, 2000 had no effect on revenues or results of operations.

     Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS Nos. 137 and 138. The new accounting standard requires that all derivative instruments be recorded on the balance sheet at fair value. As the Company had no derivative instruments at that date, the adoption of SFAS 133 had no effect on the financial statements.

4 FIXED ASSETS

     Fixed assets consist of:

                                                               2000
                                                              ------
Cost
Network assets..............................................  L3,090
Non-network assets..........................................     153
Property....................................................      76
Construction-in-progress....................................     160
                                                              ------
                                                               3,479
Accumulated depreciation....................................    (182)
                                                              ------
Net property and equipment..................................  L3,297
                                                              ======

     Depreciation expense was L182 in the seven months ended December 31, 2000.

                               NTL (CWC HOLDINGS)

                      SEVEN MONTHS ENDED DECEMBER 31, 2000
                   (EXPRESSED IN MILLIONS OF POUNDS STERLING)

     Interest totaling L9 for the seven months ended December 31, 2000 that is directly applicable to the design, construction and installation of cable television and telecommunications network has been capitalized.

5 INTANGIBLE ASSETS

     Intangible assets include:

                                                               2000
                                                              ------
Customer lists..............................................  L   35
Workforce in place..........................................      25
Goodwill....................................................   5,858
                                                              ------
                                                               5,918
Accumulated amortization....................................    (350)
                                                              ------
Net book value..............................................  L5,568
                                                              ======

     Amortization expense was L350 in the seven months ended December 31, 2000.

6 AMOUNTS OWED TO AFFILIATES

     The long-term amount owed to affiliate of L2,488 is due to ntl Business Limited ("ntl Business") and is derived from a L2,500 credit agreement entered into in May 2000. Interest is payable by the Company on the same basis as that between ntl Business and the lending bank. Interest is payable at least every six months at LIBOR plus a margin of 2.25% per annum, which is subject to adjustment based on a ratio of EBITDA to finance charges of the UK Group. The effective rate of interest at December 31, 2000 was 8.283%. The unused portion of the facility is subject to a commitment fee of 0.75% payable quarterly, which is reduced to 0.50% when over 50% of the commitment fee is utilized.

     The long-term amount owed to affiliate is due as follows:

Year ending December 31:
2004........................................................  L   90
2005........................................................   2,398
                                                              ------
                                                              L2,488
                                                              ======

     Short-term amounts owed to affiliates comprise accrued interest on the above facility of L86 and L61 owed to other affiliates, which is non-interest bearing and payable on demand.

                               NTL (CWC HOLDINGS)

                      SEVEN MONTHS ENDED DECEMBER 31, 2000
                   (EXPRESSED IN MILLIONS OF POUNDS STERLING)

7 ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities consists of:

                                                              2000
                                                              ----
Interconnect................................................   L88
IT Systems..................................................    81
Purchase ledger accruals....................................    48
Other accruals..............................................    40
Networks and maintenance....................................    34
Telecommunications expenses.................................    34
Content accruals............................................    25
Property....................................................    11
Marketing...................................................     7
                                                              ----
                                                              L368
                                                              ====

8 LONG-TERM DEBT

     Long-term debt consists of:

                                                              2000
                                                              ----
Bank loans..................................................  L15
Less: current portion.......................................    5
                                                              ---
                                                              L10
                                                              ===

     On April 18, 1995, NTL (South Hertfordshire) Limited, a majority owned subsidiary ("NTL South Herts"), entered into an agreement with two major banks to provide a L25 revolving credit and term loan credit facility agreement maturing on December 31, 2003 (the "South Herts Credit Agreement"). On October 18, 1996, L5 was cancelled and the facility reduced to L20.

     The credit facility was structured as a revolving facility through December 31, 1997, at which time the facility was converted into a term loan. The facility is divided into two tranches, denoted Facility A and Facility B, and the aggregate amount drawn down under both tranches may not exceed L20. Amounts drawn down under Facility A bear interest at sterling LIBOR plus a margin of 2.5%. The availability of Facility B of L20 is subject to certain conditions which have been satisfied and amounts drawn down under Facility B bear interest at sterling LIBOR plus a margin ranging from 0.75% to 2.0% depending on the bank debt ratio (the ratio of bank debt to annualized operating cash flow) of NTL South Herts. At December 31, 2000, sterling LIBOR was 6%.

     The South Herts Credit Agreement contains certain events of default including non-payment of amounts due under the South Herts Credit Agreement, breaches of representations and covenants (including financial ratios) contained in the South Herts Credit Agreement, cross-default to certain other indebtedness of NTL South Herts, certain bankruptcy and insolvency events and certain changes of ownership.

     The obligations of NTL South Herts under the South Herts Credit Agreement are secured by first fixed and floating charges over all of the assets of NTL South Herts. In addition, there is a pledge of all of the share capital of NTL South Herts given by NTL (CWC Holdings) as additional security for the facility.

                               NTL (CWC HOLDINGS)

                      SEVEN MONTHS ENDED DECEMBER 31, 2000
                   (EXPRESSED IN MILLIONS OF POUNDS STERLING)

     Repayment of the credit facility at December 31, 2000 fell due in twelve equal quarterly installments. The facility was repaid in full with funding from NTL Incorporated on February 21, 2001.

9 SHAREHOLDERS' EQUITY

     At December 31, 2000, capital instruments of a subsidiary undertaking which were convertible into ordinary shares of ntl (CWC Holdings) were as follows:

                                                            PROJECTED
                                               PRINCIPAL     NUMBER      PERIOD OF
                                                AMOUNT      OF SHARES    CONVERSION
                                               ---------    ---------    ----------
3.5% Unsecured Convertible Loan Notes due
  2001.......................................     L--        23,176      1999-2001
                                                  ==         ======      =========

     The 3.5% Unsecured Convertible Loan Notes are convertible at the option of the holders.

     During the seven months ended December 31, 2000, 5% Unsecured Convertible Loan Notes due 1995 (as extended) with a convertible value of L2 were converted into 618,484 ordinary shares.

  Share options

     Options over shares in NTL Incorporated

     Certain employees of the Company participate in the NTL Incorporated stock option plans. No expense has been recognized in the financial statements because the exercise price of the option awards were equal to the underlying stock fair market value on the date of grant.

10 INCOME TAXES

     The benefit for income taxes consists of the following:

                                                              2000
                                                              ----
United Kingdom taxation:
Current corporation tax at 30%..............................  L --
Deferred tax................................................   (13)
Adjustment in respect of prior years........................    --
                                                              ----
          Total income tax benefit..........................  L(13)
                                                              ====

     The effective tax rate for the period ended December 31, 2000 is 12%. The current period rate is lower than the statutory tax rate of 30% because the companies within ntl (CWC Holdings) were loss making in the period and deferred tax assets for such losses were not recognized in full.

                               NTL (CWC HOLDINGS)

                      SEVEN MONTHS ENDED DECEMBER 31, 2000
                   (EXPRESSED IN MILLIONS OF POUNDS STERLING)

     Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax liabilities and assets are as follows:

                                                              2000
                                                              ----
Deferred tax liabilities:
Depreciation................................................  L333
Intangibles.................................................    16
Capitalized interest........................................     3
                                                              ----
Total deferred tax liabilities..............................   352
                                                              ----
Deferred tax assets:
Net operating loss carryforwards............................   570
Purchase accounting liabilities.............................   104
Other.......................................................    17
                                                              ----
Total deferred tax assets...................................   691
Valuation allowance for deferred tax assets.................  (339)
                                                              ----
Net deferred tax assets.....................................   352
                                                              ----
Net deferred tax liabilities................................   L--
                                                              ====

     At December 31, 2000, the Company had a valuation allowance against its deferred tax assets to the extent it was more likely than not that such assets would be realized in the future. At December 31, 2000, the valuation allowance includes approximately L283, which, if realized, would be accounted for as a reduction to goodwill.

     At December 31, 2000 the group had United Kingdom net operating loss carryforwards of approximately L1,800 that have no expiry date. Pursuant to United Kingdom law, these net operating losses are only available to offset income of the separate entity that generated the loss. A portion of the United Kingdom net operating loss carryforwards belong to dual resident companies, of which US net operating loss carryforwards amount to approximately $1,000. For US tax purposes these operating loss carryforwards will expire in varying amounts between 2010 and 2020.

     The reconciliation of income tax computed at United Kingdom statutory rates to income tax benefit is as follows:

                                                              2000
                                                              -----
Benefit at statutory rate...................................  L(167)
Losses with no benefit......................................    154
                                                              -----
Income tax benefit..........................................   L(13)
                                                              =====

11 RESTRUCTURING COSTS

     Restructuring costs relate to NTL's announcement in November 2000 of its completion of a strategic review. Based on a comprehensive review of the enlarged group following the acquisition of ntl (CWC Holdings) and the integration of several other acquired businesses, NTL identified significant efficiency improvements and cost savings. The restructuring provision, representing the Company's share of the group provision, includes employee severance and related costs of L6 for approximately 437 employees to be made

                               NTL (CWC HOLDINGS)

                      SEVEN MONTHS ENDED DECEMBER 31, 2000
                   (EXPRESSED IN MILLIONS OF POUNDS STERLING)

redundant and lease termination costs of L1. None of the provision had been utilized through December 31, 2000.

12 EMPLOYEE BENEFIT PLANS

     During the seven months ended December 31, 2000, ntl (CWC Holdings) participated in a pension plan operated by Cable and Wireless plc, the Company's former parent. The plan is a defined benefit scheme whereby retirement benefits are based on the employees' final remuneration and length of service, and is funded through a separate trustee administered scheme. Contributions to the plan are based on pension costs for all members of the plan across the Cable and Wireless plc group and are made in accordance with the recommendations of independent actuaries who value the plan at regular intervals, usually triennially. The last valuation currently available relates to the position of the scheme as at March 31, 2000. The total contributions payable to the Cable and Wireless plc pension plan was L2.

     The Company also operates several defined contribution pension plans. The total contributions payable to these plans in the seven months ended December 31, 2000 amounted to L2. All permanent employees are eligible to join and contributions are determined as a percentage of salary.

     On January 1, 2001 the Company established a new approved pension plan and employees of ntl (CWC Holdings) who were active members of the Cable and Wireless plc plan were invited to join the new ntl (CWC Holdings) plan and to transfer their accrued rights to it. Employees of the Company who were active members of ntl (CWC Holdings) pension plans were also invited to join.

13 LEASES

     Future minimum lease payments under non-cancellable operating leases as of December 31, 2000 are as follows:

Land and buildings
2001........................................................   L8
2002........................................................    8
2003........................................................    8
2004........................................................    8
2005........................................................    8
Thereafter..................................................   41
                                                              ---
Total.......................................................  L81
                                                              ===
Other assets
2001........................................................   L3
2002........................................................    3
2003........................................................    3
2004........................................................    2
                                                              ---
Total.......................................................  L11
                                                              ===

                               NTL (CWC HOLDINGS)

                      SEVEN MONTHS ENDED DECEMBER 31, 2000
                   (EXPRESSED IN MILLIONS OF POUNDS STERLING)

     The rental expense recorded in the statement of operations was L9 in the seven months ended December 31, 2000.

14 COMMITMENTS AND CONTINGENCIES

     The Company is contracted to IBM under an IT outsource agreement. At December 31, 2000, the total outstanding commitment was L575. The IT outsource agreement is for a period expiring in September 2008. Other capital commitments at December 31, 2000 amounted to L62.